Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Second Quarter 2014 Financial Results

ORLANDO, Fla. – July 24, 2014 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported second quarter 2014 financial results and provided updated guidance for the full year 2014.

Highlights for the second quarter of 2014 include:

•	Adjusted EBITDA totaled $57 million, an increase of $9 million, or 20 percent, year-over-year.

•	Company adjusted development margin was 24.2 percent and North America adjusted development margin was 26.3 percent, an increase of 710 and 680 basis points, respectively, year-over-year.

•	North America volume per guest (VPG) increased 5.3 percent year-over-year to $3,383.

•	Adjusted fully diluted earnings per share (EPS) were $0.87 compared to $0.73 in the second quarter of 2013.

•	The company disposed of a parcel of undeveloped land on Singer Island, Florida for gross cash proceeds of $11 million.

•	In the second quarter of 2014, the company repurchased 936,060 shares of its common stock under its share repurchase program for approximately $52 million. Through July 22, 2014, the company has repurchased a total of nearly 2.5 million shares for a total of $134 million since the launch of the program in the fourth quarter of 2013.

Second quarter 2014 net income totaled $36 million, or $1.00 per diluted share, compared to net income of $30 million, or $0.85 per diluted share, in the second quarter of 2013. Company development margin increased to 24.2 percent in the second quarter of 2014 from 23.1 percent in the second quarter of 2013; North America development margin for the second quarter increased to 26.3 percent from 20.8 percent last year.

Second quarter 2014 adjusted net income totaled $31 million, a $4 million increase compared to the second quarter of 2013. Second quarter adjusted net income excludes the pre-tax impact of the following:

•	Second quarter 2014: $8 million of income in the company’s North America segment associated with the settlement of a dispute with a former service provider, the reversal of a $2 million reserve associated with the company’s interest in an equity method investment in a joint venture project in its North America segment, $1 million of organizational and separation related costs, $1 million related to a gain from the sale of a golf course and adjacent undeveloped land and a $1 million non-cash impairment charge.

•

Second quarter 2013: $9 million related to the impact of extended rescission periods in the company’s Europe segment, a $7 million increase in an accrual for expected remaining costs associated with the company’s interest in an equity method investment in a joint venture project in its North America segment offset by a $7 million gain for cash received in payment of fully reserved receivables associated with that same project, $2 million of organizational and separation related costs, and $2 million of severance costs

Marriott Vacations Worldwide Reports Second Quarter 2014 Financial Results / 2

and an impairment charge in the company’s Europe segment. In addition, adjusted development margin for both periods is adjusted for the impact of revenue reportability, as necessary.

Non-GAAP financial measures, such as adjusted EBITDA, adjusted net income, adjusted earnings per share and adjusted development margin, are reconciled in the Press Release Schedules that follow. Adjustments are shown and described in further detail on schedules A-1 through A-20. The company now reports consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as used in this release is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted, presented prior to the third quarter of 2013.

“Our second quarter results were strong across the board, with continued growth in VPG, development margin and adjusted EBITDA, as well as improving trends in our tour production,” said Stephen P. Weisz, president and chief executive officer. “Adjusted development margin in our key North America segment improved to 26.3 percent, and total company development margin improved to 24.2 percent. After two quarters of solid performance, we are increasing our full year 2014 guidance for adjusted free cash flow, as well as total company and North America adjusted development margin, and raising the lower end of our full year adjusted EBITDA guidance.”

Second Quarter 2014 Results

Total company contract sales were $164 million, a $7 million increase from $157 million in the second quarter of 2013, driven by $4 million of higher contract sales in the company’s North America segment and $4 million of higher contract sales in the company’s Europe segment, offset by $1 million of lower contract sales in the company’s Asia Pacific segment.

Adjusted development margin was $37 million, a $12 million increase from the second quarter of 2013. Adjusted development margin percentage increased 7.1 percentage points to 24.2 percent in the second quarter of 2014 from 17.1 percent in the second quarter of 2013. The adjustments are illustrated on schedule A-10. Development margin was $37 million, a $1 million decrease from the second quarter of 2013, as the prior year period benefited from the impact of extended rescission periods in the company’s Europe segment. Development margin percentage increased 1.1 percentage points to 24.2 percent in the second quarter of 2014 from 23.1 percent in the second quarter of 2013.

Rental revenues totaled $62 million, a $3 million decrease from the second quarter of 2013. These results reflect a 2 percent increase in transient keys rented as well as a 3 percent increase in average transient rate, offset by $5 million of lower plus points revenue. Rental revenues, net of expenses, were $7 million, a $2 million decrease from the second quarter of 2013.

Resort management and other services revenues totaled $70 million, a $6 million increase from the second quarter of 2013. Resort management and other services revenues, net of expenses, were $24 million, a $6 million increase over the second quarter of 2013.

Adjusted EBITDA was $57 million in the second quarter of 2014, a $9 million increase from $48 million in the second quarter of 2013.

Marriott Vacations Worldwide Reports Second Quarter 2014 Financial Results / 3

Segment Results

North America

VPG increased 5.3 percent to $3,383 in the second quarter of 2014 from $3,211 in the second quarter of 2013, driven mainly by higher pricing. North America vacation ownership contract sales were $146 million in the second quarter of 2014, an increase of $5 million over the prior year period.

Second quarter 2014 North America segment financial results were $101 million, an increase of $17 million, or 20 percent, year-over-year. The increase was primarily driven by $8 million of higher development margin, $8 million from the settlement of a dispute with a former service provider, $5 million of higher resort management and other services revenues net of expenses, the reversal of a $2 million charge related to the company’s interest in an equity method investment in a joint venture project and $2 million of lower royalty fees. These increases were partially offset by $3 million of lower rental revenues net of expenses, $3 million of lower financing revenues, $1 million of lower other revenues net of expenses and $1 million of organizational and separation related charges.

Development margin was $36 million, an $8 million increase from the second quarter of 2013. Development margin percentage increased to 26.3 percent in the second quarter of 2014 as compared to 20.8 percent in the prior year quarter. Excluding the impact of revenue reportability, adjusted development margin was $36 million, an $11 million increase from the prior year quarter. Adjusted development margin percentage increased to 26.3 percent in the second quarter of 2014 from 19.5 percent in the second quarter of 2013. The impact of revenue reportability is illustrated on schedule A-12.

Asia Pacific

Asia Pacific contract sales declined $1 million to $7 million in the second quarter of 2014. Segment financial results were $2 million, flat to the second quarter of 2013.

Europe

Second quarter 2014 contract sales improved $4 million to $11 million. Segment financial results were $6 million, $5 million below the second quarter of 2013. Adjusting for the $9 million impact related to extended rescission periods in the prior year comparable period, segment financial results increased $4 million.

Organizational and Separation Plan

During the second quarter of 2014, the company incurred $1 million of costs in connection with its continued organizational and separation related efforts. Remaining spending for these efforts of approximately $4 million to $6 million is expected to be incurred by the end of 2014.

These costs primarily relate to establishing the company’s own information technology systems and services, independent accounts payable functions and the reorganization of existing human resources and information technology organizations to support the company’s stand-alone public company needs. Once completed, these efforts are expected to generate approximately $15 million to $20 million of annualized savings, of which approximately $12 million has been realized cumulatively to date, including roughly $2 million reflected in the company’s 2014 financial results.

Marriott Vacations Worldwide Reports Second Quarter 2014 Financial Results / 4

Dispositions

As part of its strategy to dispose of excess land and inventory, the company completed the sale of a parcel of undeveloped land on Singer Island, Florida in May 2014, resulting in $11 million of gross cash proceeds and an estimated gain of less than $1 million.

Share Repurchase Program

During the second quarter of 2014, the company repurchased 936,060 shares of its common stock at an average price of $55.56 per share for a total of approximately $52 million. Through July 22, 2014, the company has repurchased a total of nearly 2.5 million shares of its common stock for a total of $134 million since the launch of the program on October 20, 2013.

Balance Sheet and Liquidity

On June 20, 2014, cash and cash equivalents totaled $170 million. Since the end of 2013, real estate inventory balances declined $44 million to $820 million, including $446 million of finished goods, $40 million of work-in-process and $334 million of land and infrastructure. The company had $570 million in debt outstanding at the end of the second quarter of 2014, a decrease of $108 million from year-end 2013, including $566 million in non-recourse securitized notes. In addition, $40 million of mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of the second quarter of 2014.

In June, the company completed a securitization of a pool of approximately $23.8 million of primarily highly-seasoned vacation ownership notes receivable that the company had previously classified as not being eligible for securitization, at a weighted average interest rate of 6.25 percent and an advance rate of 95 percent. This transaction generated approximately $22.5 million of net cash proceeds to the company after transaction costs and cash reserves, which are available for general corporate purposes.

As of June 20, 2014, the company had $197 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and had approximately $170 million of gross vacation ownership notes receivable eligible for securitization.

Outlook

For the full year 2014, the company is updating guidance as reflected in the chart below.

	Current Guidance	Previous Guidance
Adjusted free cash flow	$190 million to $205 million	$145 million to $160 million
Adjusted fully diluted earnings per share	$2.64 to $2.82	$2.42 to $2.68
Adjusted EBITDA	$190 million to $200 million	$185 million to $200 million
Adjusted net income	$93 million to $99 million	$87 million to $96 million
Adjusted development margin:
Company	21.0 percent to 22.0 percent	20.0 percent to 21.0 percent
North America	23.0 percent to 24.0 percent	22.0 percent to 23.0 percent
Contract sales growth (excluding residential):
Company	1 percent to 3 percent	5 percent to 8 percent
North America	flat to 2 percent	4 percent to 7 percent

Marriott Vacations Worldwide Reports Second Quarter 2014 Financial Results / 5

Schedules A-1 through A-20 reconcile the non-GAAP financial measures set forth above to the following full year 2014 expected GAAP results: reported net income of $95 million to $101 million; reported company development margin of 20.5 percent to 21.5 percent; reported North America development margin of 22.8 percent to 23.8 percent; and net cash provided by operating activities of $189 million to $201 million.

Second Quarter 2014 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EDT today to discuss these results. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13586548. The webcast will also be available on the company’s website.

###

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company. In late 2011, Marriott Vacations Worldwide was established as an independent, public company focusing primarily on vacation ownership experiences. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and approximately 420,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, organizational and separation related efforts, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of July 24, 2014 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

PRESS RELEASE SCHEDULES

QUARTER 2, 2014

TABLE OF CONTENTS

Consolidated Statements of Operations - 12 Weeks Ended June 20, 2014 and June 14, 2013	A-1

Consolidated Statements of Operations - 24 Weeks Ended June 20, 2014 and June 14, 2013	A-2

North America Segment Financial Results - 12 Weeks Ended June 20, 2014 and June 14, 2013	A-3

North America Segment Financial Results - 24 Weeks Ended June 20, 2014 and June 14, 2013	A-4

Asia Pacific Segment Financial Results - 12 Weeks Ended June 20, 2014 and June 14, 2013	A-5

Asia Pacific Segment Financial Results - 24 Weeks Ended June 20, 2014 and June 14, 2013	A-6

Europe Segment Financial Results - 12 Weeks Ended June 20, 2014 and June 14, 2013	A-7

Europe Segment Financial Results - 24 Weeks Ended June 20, 2014 and June 14, 2013	A-8

Corporate and Other Financial Results - 12 Weeks and 24 Weeks Ended June 20, 2014 and June 14, 2013	A-9

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended June 20, 2014 and June 14, 2013

A-10

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 24 Weeks Ended June 20, 2014 and June 14, 2013

A-11

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended June 20, 2014 and June 14, 2013

A-12

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 24 Weeks Ended June 20, 2014 and June 14, 2013

A-13

EBITDA and Adjusted EBITDA - 12 Weeks and 24 Weeks Ended June 20, 2014 and June 14, 2013	A-14

Adjusted Net Income and Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Development Margin - 2014 Outlook	A-15

2014 Adjusted Free Cash Flow Outlook	A-16

2014 Normalized Adjusted Free Cash Flow Outlook	A-17

Non-GAAP Financial Measures	A-18

Interim Consolidated Balance Sheets	A-21

Interim Consolidated Statements of Cash Flows	A-22

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

12 Weeks Ended June 20, 2014 and June 14, 2013

(In millions, except per share amounts)

	As Reported 12 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 12 Weeks Ended June 20, 2014**	As Reported 12 Weeks Ended June 14, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended June 14, 2013**
Revenues
Sale of vacation ownership products	$152	$—	$152	$169	$—	$(17)	$152
Resort management and other services	70	—	70	64	—	—	64
Financing	29	—	29	32	—	—	32
Rental	62	—	62	65	—	—	65
Other	6	—	6	6	—	—	6
Cost reimbursements	91	—	91	85	—	—	85

Total revenues	410	—	410	421	—	(17)	404

Expenses
Cost of vacation ownership products	43	—	43	57	—	(6)	51
Marketing and sales	72	—	72	74	(1)	(2)	71
Resort management and other services	46	—	46	46	—	—	46
Financing	6	—	6	6	—	—	6
Rental	55	—	55	56	—	—	56
Other	3	—	3	2	—	—	2
General and administrative	23	—	23	22	—	—	22
Organizational and separation related	1	(1)	—	2	(2)	—	—
Litigation settlement	(8)	8	—	—	—	—	—
Consumer Financing Interest	5	—	5	7	—	—	7
Royalty fee	14	—	14	15	—	—	15
Impairment	1	(1)	—	1	(1)	—	—
Cost reimbursements	91	—	91	85	—	—	85

Total expenses	352	6	358	373	(4)	(8)	361

Gains and other income	1	(1)	—	—	—	—	—
Interest Expense	3	—	3	4	—	—	4
Impairment reversals on equity investment	2	(2)	—	—	—	—	—

Income before income taxes	58	(9)	49	44	4	(9)	39
Provision for income taxes	(22)	4	(18)	(14)	(1)	3	(12)

Net income	$36	$(5)	$31	$30	$3	$(6)	$27

Earnings per share - Basic	$1.03		$0.89	$0.87			$0.76

Earnings per share - Diluted	$1.00		$0.87	$0.85			$0.73

Basic Shares	34.3		34.3	35.4			35.4
Diluted Shares	35.2		35.2	36.6			36.6

	As Reported 12 Weeks Ended June 20, 2014			As Reported 12 Weeks Ended June 14, 2013
Contract Sales
Vacation ownership	$164			$156
Residential products	—			1

Total contract sales	$164			$157

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

24 Weeks Ended June 20, 2014 and June 14, 2013

(In millions, except per share amounts)

	As Reported 24 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 24 Weeks Ended June 20, 2014**	As Reported 24 Weeks Ended June 14, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 24 Weeks Ended June 14, 2013**
Revenues
Sale of vacation ownership products	$297	$—	$297	$310	$—	$(18)	$292
Resort management and other services	130	—	130	123	—	—	123
Financing	60	—	60	65	—	—	65
Rental	126	—	126	128	—	—	128
Other	8	—	8	9	—	—	9
Cost reimbursements	191	—	191	176	—	—	176

Total revenues	812	—	812	811	—	(18)	793

Expenses
Cost of vacation ownership products	90	—	90	101	—	(6)	95
Marketing and sales	143	—	143	148	(2)	(2)	144
Resort management and other services	88	—	88	89	—	—	89
Financing	11	—	11	11	—	—	11
Rental	112	—	112	112	—	—	112
Other	5	—	5	5	—	—	5
General and administrative	45	—	45	43	—	—	43
Organizational and separation related	2	(2)	—	3	(3)	—	—
Litigation settlement	(8)	8	—	(1)	1	—	—
Consumer Financing Interest	12	—	12	15	—	—	15
Royalty fee	27	—	27	28	—	—	28
Impairment	1	(1)	—	1	(1)	—	—
Cost reimbursements	191	—	191	176	—	—	176

Total expenses	719	5	724	731	(5)	(8)	718

Gains and other income	2	(2)	—	1	—	—	1
Interest Expense	5	—	5	7	—	—	7
Impairment reversals on equity investment	—	—	—	—	—	—	—

Income before income taxes	90	(7)	83	74	5	(10)	69
Provision for income taxes	(35)	3	(32)	(25)	(1)	3	(23)

Net income	$55	$(4)	$51	$49	$4	$(7)	$46

Earnings per share - Basic	$1.58		$1.47	$1.40			$1.32

Earnings per share - Diluted	$1.54		$1.43	$1.35			$1.27

Basic Shares	34.6		34.6	35.3			35.3
Diluted Shares	35.6		35.6	36.6			36.6

	As Reported 24 Weeks Ended June 20, 2014			As Reported 24 Weeks Ended June 14, 2013
Contract Sales
Vacation ownership	$320			$312
Residential products	6			1

Total contract sales	$326			$313

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We have restated 2013 first quarter Sale of vacation ownership products revenue, Income before income taxes, Net income, Earnings per share - Basic, and Earnings per share - Diluted to correct prior period misstatements. Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars. We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks Ended June 20, 2014 and June 14, 2013

($ in millions)

	As Reported 12 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 12 Weeks Ended June 20, 2014**	As Reported 12 Weeks Ended June 14, 2013	Certain Charges	As Adjusted 12 Weeks Ended June 14, 2013**
Revenues
Sale of vacation ownership products	$135	$—	$135	$136	$—	$136
Resort management and other services	60	—	60	55	—	55
Financing	27	—	27	30	—	30
Rental	54	—	54	57	—	57
Other	6	—	6	6	—	6
Cost reimbursements	81	—	81	75	—	75

Total revenues	363	—	363	359	—	359

Expenses
Cost of vacation ownership products	37	—	37	46	—	46
Marketing and sales	62	—	62	62	—	62
Resort management and other services	39	—	39	39	—	39
Rental	48	—	48	48	—	48
Other	3	—	3	2	—	2
Organizational and separation related	1	(1)	—	—	—	—
Litigation settlement	(8)	8	—	—	—	—
Royalty fee	1	—	1	3	—	3
Impairment	1	(1)	—	—	—	—
Cost reimbursements	81	—	81	75	—	75

Total expenses	265	6	271	275	—	275

Gains and other income	1	(1)	—	—	—	—
Impairment reversals on equity investment	2	(2)	—	—	—	—

Segment financial results	$101	$(9)	$92	$84	$—	$84

	As Reported 12 Weeks Ended June 20, 2014			As Reported 12 Weeks Ended June 14, 2013
Contract Sales
Vacation ownership	$146			$141
Residential products	—			1

Total contract sales	$146			$142

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

24 Weeks Ended June 20, 2014 and June 14, 2013

($ in millions)

	As Reported 24 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 24 Weeks Ended June 20, 2014**	As Reported 24 Weeks Ended June 14, 2013	Certain Charges	As Adjusted 24 Weeks Ended June 14, 2013**
Revenues
Sale of vacation ownership products	$266	$—	$266	$262	$—	$262
Resort management and other services	114	—	114	108	—	108
Financing	56	—	56	61	—	61
Rental	114	—	114	116	—	116
Other	8	—	8	9	—	9
Cost reimbursements	171	—	171	156	—	156

Total revenues	729	—	729	712	—	712

Expenses
Cost of vacation ownership products	79	—	79	86	—	86
Marketing and sales	124	—	124	126	—	126
Resort management and other services	75	—	75	76	—	76
Rental	99	—	99	99	—	99
Other	5	—	5	5	—	5
Organizational and separation related	1	(1)	—	—	—	—
Litigation settlement	(8)	8	—	(1)	1	—
Royalty fee	3	—	3	4	—	4
Impairment	1	(1)	—	—	—	—
Cost reimbursements	171	—	171	156	—	156

Total expenses	550	6	556	551	1	552

Gains and other income	2	(2)	—	1	—	1
Impairment reversals on equity investment	—	—	—	—	—	—

Segment financial results	$181	$(8)	$173	$162	$(1)	$161

	As Reported 24 Weeks Ended June 20, 2014			As Reported 24 Weeks Ended June 14, 2013
Contract Sales
Vacation ownership	$286			$284
Residential products	6			1

Total contract sales	$292			$285

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks Ended June 20, 2014 and June 14, 2013

($ in millions)

	As Reported 12 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 12 Weeks Ended June 20, 2014**	As Reported 12 Weeks Ended June 14, 2013	Certain Charges	As Adjusted 12 Weeks Ended June 14, 2013**
Revenues
Sale of vacation ownership products	$8	$—	$8	$8	$—	$8
Resort management and other services	1	—	1	1	—	1
Financing	1	—	1	1	—	1
Rental	2	—	2	2	—	2
Cost reimbursements	—	—	—	2	—	2

Total revenues	12	—	12	14	—	14

Expenses
Cost of vacation ownership products	2	—	2	1	—	1
Marketing and sales	4	—	4	5	—	5
Resort management and other services	—	—	—	—	—	—
Rental	3	—	3	3	—	3
Royalty fee	1	—	1	1	—	1
Cost reimbursements	—	—	—	2	—	2

Total expenses	10	—	10	12	—	12

Segment financial results	$2	$—	$2	$2	$—	$2

	As Reported 12 Weeks Ended June 20, 2014			As Reported 12 Weeks Ended June 14, 2013
Contract Sales	$7			$8

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Asia Pacific segment revenues and expenses for the twelve weeks ended June 14, 2013 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

24 Weeks Ended June 20, 2014 and June 14, 2013

($ in millions)

	As Reported 24 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 24 Weeks Ended June 20, 2014**	As Reported 24 Weeks Ended June 14, 2013	Certain Charges	As Adjusted 24 Weeks Ended June 14, 2013**
Revenues
Sale of vacation ownership products	$14	$—	$14	$16	$—	$16
Resort management and other services	2	—	2	2	—	2
Financing	2	—	2	2	—	2
Rental	4	—	4	4	—	4
Cost reimbursements	2	—	2	4	—	4

Total revenues	24	—	24	28	—	28

Expenses
Cost of vacation ownership products	3	—	3	3	—	3
Marketing and sales	8	—	8	9	—	9
Resort management and other services	1	—	1	1	—	1
Rental	6	—	6	5	—	5
Royalty fee	1	—	1	1	—	1
Cost reimbursements	2	—	2	4	—	4

Total expenses	21	—	21	23	—	23

Segment financial results	$3	$—	$3	$5	$—	$5

	As Reported 24 Weeks Ended June 20, 2014			As Reported 24 Weeks Ended June 14, 2013
Contract Sales	$14			$17

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Asia Pacific segment revenues and expenses for the twenty four weeks ended June 20, 2014 (related to the twelve weeks ended March 28, 2014) and June 14, 2013 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks Ended June 20, 2014 and June 14, 2013

($ in millions)

	As Reported 12 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 12 Weeks Ended June 20, 2014**	As Reported 12 Weeks Ended June 14, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended June 14, 2013**
Revenues
Sale of vacation ownership products	$9	$—	$9	$25	$—	$(17)	$8
Resort management and other services	9	—	9	8	—	—	8
Financing	1	—	1	1	—	—	1
Rental	6	—	6	6	—	—	6
Cost reimbursements	10	—	10	8	—	—	8

Total revenues	35	—	35	48	—	(17)	31

Expenses
Cost of vacation ownership products	2	—	2	9	—	(6)	3
Marketing and sales	6	—	6	7	(1)	(2)	4
Resort management and other services	7	—	7	7	—	—	7
Rental	4	—	4	5	—	—	5
Impairment	—	—	—	1	(1)	—	—
Cost reimbursements	10	—	10	8	—	—	8

Total expenses	29	—	29	37	(2)	(8)	27

Segment financial results	$6	$—	$6	$11	$2	$(9)	$4

	As Reported 12 Weeks Ended June 20, 2014			As Reported 12 Weeks Ended June 14, 2013
Contract Sales	$11			$7

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Europe segment revenues and expenses for the twelve weeks ended June 14, 2013 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

24 Weeks Ended June 20, 2014 and June 14, 2013

($ in millions)

	As Reported 24 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 24 Weeks Ended June 20, 2014**	As Reported 24 Weeks Ended June 14, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 24 Weeks Ended June 14, 2013**
Revenues
Sale of vacation ownership products	$17	$—	$17	$32	$—	$(18)	$14
Resort management and other services	14	—	14	13	—	—	13
Financing	2	—	2	2	—	—	2
Rental	8	—	8	8	—	—	8
Cost reimbursements	18	—	18	16	—	—	16

Total revenues	59	—	59	71	—	(18)	53

Expenses
Cost of vacation ownership products	4	—	4	9	—	(6)	3
Marketing and sales	11	—	11	13	(2)	(2)	9
Resort management and other services	12	—	12	12	—	—	12
Rental	7	—	7	8	—	—	8
Impairment	—	—	—	1	(1)	—	—
Cost reimbursements	18	—	18	16	—	—	16

Total expenses	52	—	52	59	(3)	(8)	48

Segment financial results	$7	$—	$7	$12	$3	$(10)	$5

	As Reported 24 Weeks Ended June 20, 2014			As Reported 24 Weeks Ended June 14, 2013
Contract Sales	$20			$11

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Europe segment revenues and expenses for the twenty four weeks ended June 20, 2014 (related to the twelve weeks ended March 28, 2014) and June 14, 2013 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors. In addition, Europe segment first quarter Sale of vacation ownership products revenue and Segment financial results have been restated to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks and 24 Weeks Ended June 20, 2014 and June 14, 2013

($ in millions)

	As Reported 12 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 12 Weeks Ended June 20, 2014**	As Reported 12 Weeks Ended June 14, 2013	Certain Charges	As Adjusted 12 Weeks Ended June 14, 2013**
Expenses
Cost of vacation ownership products	$2	$—	$2	$1	$—	$1
Financing	6	—	6	6	—	6
General and administrative	23	—	23	22	—	22
Organizational and separation related	—	—	—	2	(2)	—
Royalty fee	12	—	12	11	—	11

Total expenses	$48	$—	$48	$49	$(2)	$47

	As Reported 24 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 24 Weeks Ended June 20, 2014**	As Reported 24 Weeks Ended June 14, 2013	Certain Charges	As Adjusted 24 Weeks Ended June 14, 2013**
Expenses
Cost of vacation ownership products	$4	$—	$4	$3	$—	$3
Financing	11	—	11	11	—	11
General and administrative	45	—	45	43	—	43
Organizational and separation related	1	(1)	—	3	(3)	—
Consumer Financing Interest	12	—	12	15	—	15
Royalty fee	23	—	23	23	—	23

Total expenses	$96	$(1)	$95	$98	$(3)	$95

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Corporate and Other consists of results not specifically attributable to an individual segment, including expenses in support of our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, and the fixed royalty fee payable under the license agreements that we entered into with Marriott International, Inc. in connection with the spin-off, as well as consumer financing interest expense. Beginning with the fourth quarter of 2013 we no longer report Interest expense in Corporate and Other and have recast prior year information for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	June 20, 2014	June 14, 2013
Contract sales	$164	$157
Revenue recognition adjustments:
Reportability[1]	—	8
Europe rescission adjustment[2]	—	17
Sales Reserve[3]	(8)	(9)
Other[4]	(4)	(4)

Sale of vacation ownership products	$152	$169

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended June 20, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended June 20, 2014**	As Reported 12 Weeks Ended June 14, 2013	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended June 14, 2013**
Sale of vacation ownership products	$152	$—	$—	$152	$169	$—	$(17)	$(8)	$144
Less:
Cost of vacation ownership products	43	—	—	43	57	—	(6)	(3)	48
Marketing and sales	72	—	—	72	74	(1)	(2)	—	71

Development margin	$37	$—	$—	$37	$38	$1	$(9)	$(5)	$25

Development margin percentage[1]	24.2%			24.2%	23.1%				17.1%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	24 Weeks Ended
	June 20, 2014	June 14, 2013
Contract sales	$326	$313
Revenue recognition adjustments:
Reportability[1]	(4)	5
Europe rescission adjustment[2]	—	18
Sales Reserve[3]	(16)	(18)
Other[4]	(9)	(8)

Sale of vacation ownership products	$297	$310

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 24 Weeks Ended June 20, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 24 Weeks Ended June 20, 2014**	As Reported 24 Weeks Ended June 14, 2013	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 24 Weeks Ended June 14, 2013**
Sale of vacation ownership products	$297	$—	$4	$301	$310	$—	$(18)	$(5)	$287
Less:
Cost of vacation ownership products	90	—	1	91	101	—	(6)	(2)	93
Marketing and sales	143	—	—	143	148	(2)	(2)	—	144

Development margin	$64	$—	$3	$67	$61	$2	$(10)	$(3)	$50

Development margin percentage[1]	21.4%			22.0%	19.8%				17.4%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We have restated 2013 first quarter Sale of vacation ownership products, Development margin and Development margin percentage to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	June 20, 2014	June 14, 2013
Contract sales	$146	$142
Revenue recognition adjustments:
Reportability[1]	—	5
Sales Reserve[2]	(7)	(7)
Other[3]	(4)	(4)

Sale of vacation ownership products	$135	$136

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended June 20, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended June 20, 2014**	As Reported 12 Weeks Ended June 14, 2013	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended June 14, 2013**
Sale of vacation ownership products	$135	$—	$—	$135	$136	$—	$(5)	$131
Less:
Cost of vacation ownership products	37	—	—	37	46	—	(2)	44
Marketing and sales	62	—	—	62	62	—	—	62

Development margin	$36	$—	$—	$36	$28	$—	$(3)	$25

Development margin percentage[1]	26.3%			26.3%	20.8%			19.5%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	24 Weeks Ended
	June 20, 2014	June 14, 2013
Contract sales	$292	$285
Revenue recognition adjustments:
Reportability[1]	(4)	—
Sales Reserve[2]	(13)	(15)
Other[3]	(9)	(8)

Sale of vacation ownership products	$266	$262

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 24 Weeks Ended June 20, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 24 Weeks Ended June 20, 2014**	As Reported 24 Weeks Ended June 14, 2013	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 24 Weeks Ended June 14, 2013**
Sale of vacation ownership products	$266	$—	$4	$270	$262	$—	$—	$262
Less:
Cost of vacation ownership products	79	—	1	80	86	—	—	86
Marketing and sales	124	—	—	124	126	—	—	126

Development margin	$63	$—	$3	$66	$50	$—	$—	$50

Development margin percentage[1]	23.5%			24.1%	19.1%			19.1%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

12 Weeks and 24 Weeks Ended June 20, 2014 and June 14, 2013

($ in millions)

	As Reported 12 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 12 Weeks Ended June 20, 2014**	As Reported 12 Weeks Ended June 14, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended June 14, 2013**
Net income	$36	$(5)	$31	$30	$3	$(6)	$27
Interest expense	3	—	3	4	—	—	4
Tax provision	22	(4)	18	14	1	(3)	12
Depreciation and amortization	5	—	5	5	—	—	5

EBITDA**	$66	$(9)	$57	$53	$4	$(9)	$48

	As Reported 24 Weeks Ended June 20, 2014	Certain Charges	As Adjusted 24 Weeks Ended June 20, 2014**	As Reported 24 Weeks Ended June 14, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 24 Weeks Ended June 14, 2013**
Net income	$55	$(4)	$51	$49	$4	$(7)	$46
Interest expense	5	—	5	7	—	—	7
Tax provision	35	(3)	32	25	1	(3)	23
Depreciation and amortization	9	—	9	11	—	—	11

EBITDA**	$104	$(7)	$97	$92	$5	$(10)	$87

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We now report consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as presented in these schedules is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted presented prior to the third quarter of 2013. In addition, we have restated 2013 first quarter Net income to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

(In millions, except per share amounts)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Net income	$95	$101
Adjustments to reconcile Net income to Adjusted net income
Organizational and separation related and other charges[1]	(1)	(1)
Gain on disposition[2]	(2)	(2)
Provision for income taxes on adjustments to net income	1	1

Adjusted net income**	$93	$99

Earnings per share - Diluted[3]	$2.72	$2.90
Adjusted earnings per share - Diluted**, 3	$2.64	$2.82
Diluted shares[3]	35.1	35.1

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Organizational and separation related and other charges adjustment includes $5 million for organizational and separation related efforts, $1 million for an impairment charge in our North America segment, and $1 million for restructuring / severance costs in our Europe segment, offset by $8 million associated with the settlement of a dispute with a former service provider in our North America segment.
[2]	Gain on disposition adjustment includes the gain on the sale of a golf course and adjacent undeveloped land in our North America segment.
[3]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through July 22, 2014.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED EBITDA OUTLOOK

(In millions)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Adjusted net income**	$93	$99
Interest expense[1]	12	12
Tax provision	66	70
Depreciation and amortization	19	19

Adjusted EBITDA**	$190	$200

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED DEVELOPMENT MARGIN OUTLOOK

	Total MVW		North America
	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Development margin[1]	20.5%	21.5%	22.8%	23.8%
Adjustments to reconcile Development margin to Adjusted development margin
Other charges[2]	0.1%	0.1%	0.0%	0.0%
Revenue recognition reportability	0.4%	0.4%	0.2%	0.2%

Adjusted development margin**, 1	21.0%	22.0%	23.0%	24.0%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin represents Development margin dollars divided by Sale of vacation ownership products revenues. Development margin is calculated using whole dollars.
[2]	Other charges adjustment includes $1 million for restructuring / severance costs in our Europe segment recorded under the “Marketing and sales” caption.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Adjusted net income**	$93	$99
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	68	69
Deferred income taxes / income taxes payable	10	12
Net changes in assets and liabilities:
Notes receivable originations	(273)	(270)
Notes receivable collections	285	287
Inventory	34	36
Liability for Marriott Rewards customer loyalty program	(32)	(31)
Organizational and separation related and other charges	1	1
Other working capital changes	3	(2)

Net cash provided by operating activities	189	201
Capital expenditures for property and equipment (excluding inventory)
Organizational and separation related capital expenditures	(3)	(3)
Other	(23)	(23)
Increase in restricted cash	—	—
Borrowings from securitization transactions	245	250
Repayment of debt related to securitizations	(220)	(222)

Free cash flow**	188	203
Add:
Organizational and separation related and other charges	2	2

Adjusted free cash flow**	$190	$205

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, impairment activity, and share-based compensation.

NOTE: We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow presented prior to the fourth quarter of 2013, and adjusted free cash flow presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow, as adjusted presented prior to the fourth quarter of 2013.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments	Normalized
Adjusted net income**	$93	$99	$96	$—	$96
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	68	69	69	—	69
Deferred income taxes / income taxes payable	10	12	11	(1)[2]	10
Net changes in assets and liabilities:
Notes receivable originations	(273)	(270)	(272)	—	(272)
Notes receivable collections	285	287	286	—	286
Inventory	34	36	35	(35)[3]	—
Liability for Marriott Rewards customer loyalty program	(32)	(31)	(32)	32 [4]	—
Organizational and separation related and other charges	1	1	1	(1)[5]	—
Other working capital changes	3	(2)	1	(11)[6]	(10)

Net cash provided by operating activities	189	201	195	(16)	179
Capital expenditures for property and equipment (excluding inventory)
Organizational and separation related capital expenditures	(3)	(3)	(3)	3 [5]	—
Other	(23)	(23)	(23)	5 [7]	(18)
Increase in restricted cash	—	—	—	—	—
Borrowings from securitization transactions	245	250	248	(35)[8]	213
Repayment of debt related to securitizations	(220)	(222)	(221)	—	(221)

Free cash flow**	188	203	196	(43)	153
Add:
Organizational and separation related and other charges	2	2	2	(2)	—

Adjusted free cash flow**	$190	$205	$198	$(45)	$153

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow presented prior to the fourth quarter of 2013, and adjusted free cash flow presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow, as adjusted presented prior to the fourth quarter of 2013.

[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, impairment activity, and share-based compensation.
[2]	Represents cash taxes slightly lower than tax provision.
[3]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[4]	Represents payment for Marriott Rewards Points issued prior to the Spin-off. Liability to be fully paid in 2016.
[5]	Represents costs associated with organizational and separation related efforts (efforts projected to be completed in 2014), impairment activity, and restructuring / severance costs in our Europe segment, offset by the settlement of a dispute with a former service provider.
[6]	Represents normalized other working capital changes.
[7]	Represents normalized capital expenditures for property and equipment.
[8]	Represents normalized borrowings from securitization transactions.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the press release schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain charges incurred in the 12 weeks and 24 weeks ended June 20, 2014 and June 14, 2013, exclude the gain on the disposition of a golf course and adjacent undeveloped land in the 12 weeks and 24 weeks ended June 20, 2014, and exclude adjustments related to the extension of rescission periods in our Europe segment (“Europe Rescission Adjustments”) in the 12 weeks and 24 weeks ended June 14, 2013, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before certain charges, gains and Europe Rescission Adjustments with results from other vacation ownership companies.

Certain Charges - 12 weeks and 24 weeks ended June 20, 2014. In our Statement of Operations for the 12 weeks ended June 20, 2014, we recorded $8 million of net pre-tax income, which included $8 million of income associated with the settlement of a dispute with a former service provider in our North America segment recorded under the “Litigation settlement” caption and the reversal of a $2 million reserve for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment reversals on equity investment” caption, partially offset by $1 million of organizational and separation related costs recorded under the “Organizational and separation related” caption and a $1 million impairment charge associated with a project in our North America segment recorded under the “Impairment” caption. In our Statement of Operations for the 24 weeks ended June 20, 2014, we recorded $5 million of net pre-tax income, which included $8 million of income associated with the settlement of a dispute with a former service provider in our North America segment recorded under the “Litigation settlement” caption, partially offset by $2 million of organizational and separation related costs recorded under the “Organizational and separation related” caption and a $1 million impairment charge associated with a project in our North America segment recorded under the “Impairment” caption.

Certain Charges - 12 weeks and 24 weeks ended June 14, 2013. In our Statement of Operations for the 12 weeks ended June 14, 2013, we recorded $4 million of net pre-tax charges, which included a $7 million increase in our accrual for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment reversals on equity investment” caption, $2 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $1 million of severance costs in our Europe segment recorded under the “Marketing and sales” caption, and a $1 million pre-tax non-cash impairment charge related to a leased golf course at a project in our Europe segment recorded under the “Impairment” caption, partially offset by a $7 million gain for cash received in payment of fully reserved receivables in connection with an equity method investment in a joint venture project in our North America segment recorded under the “Impairment reversals on equity investment” caption. In our Statement of Operations for the 24 weeks ended June 14, 2013, we recorded $5 million of net pre-tax charges, which included a $7 million increase in our accrual for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment reversals on equity investment” caption, $3 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $2 million of severance costs in our Europe segment recorded under the “Marketing and sales” caption, and a $1 million pre-tax non-cash impairment charge related to a leased golf course at a project in our Europe segment recorded under the “Impairment” caption, partially offset by a $7 million gain for cash received in payment of fully reserved receivables in connection with an equity method investment in a joint venture project in our North America segment recorded under the “Impairment reversals on equity investment” caption, and a $1 million reversal of a previously recorded litigation settlement related to a project in our North America segment, based upon an agreement to settle the matter for an amount less than our accrual, recorded under the “Litigation settlement” caption.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Gain on the disposition of a golf course and adjacent undeveloped land - 12 weeks and 24 weeks ended June 20, 2014. In our Statement of Operations for the 12 weeks ended June 20, 2014, we recorded a net $1 million gain associated with the sale of a golf course and adjacent undeveloped land in our North America segment under the “Gains and other income” caption. In our Statement of Operations for the 24 weeks ended June 20, 2014, we recorded a net $2 million gain associated with the sale of a golf course and adjacent undeveloped land in our North America segment under the “Gains and other income” caption.

Europe Rescission Adjustments - 12 weeks and 24 weeks ended June 14, 2013. In the second quarter of 2013, during the course of an internal review of certain sales documentation processes related to the sale of certain vacation ownership interests in properties associated with our Europe segment, we determined that the documentation we provided for certain sales of vacation ownership products was not strictly compliant. As a result, in accordance with applicable European regulation, the period of time during which purchasers of such interests may rescind their purchases was extended. We record revenues from the sale of vacation ownership products once the rescission period has ended. Originally, we recorded revenues from these sales of vacation ownership products based on the rescission periods in effect assuming compliant documentation had been provided to the purchasers, rather than the extended periods. As a result, we recognized revenue in incorrect periods between fiscal years 2010 and 2013 and misstated revenues in our previously filed consolidated financial statements. We provided compliant documentation to purchasers for whom the extended rescission period had not yet expired. As compliant documentation was subsequently provided as part of the corrective actions we took, the extended rescission period for most of the purchases at issue ended during the second quarter of 2013. To better reflect our on-going core operations and allow for period-over-period comparisons, we have excluded the impact associated with the extended rescission periods in our adjusted financial measures.

12 weeks ended June 14, 2013. In our Statement of Operations for the 12 weeks ended June 14, 2013, we recorded after-tax Europe Rescission Adjustments of $6 million, which included a $17 million pre-tax increase in Sale of vacation ownership products revenues, pre-tax increases of $6 million and $2 million in Cost of vacation ownership products expense and Marketing and sales expense, respectively, associated with the change in revenues from the Sale of vacation ownership products, and a $3 million increase in the Provision for income taxes associated with the change in Income before income taxes.

24 weeks ended June 14, 2013. In our Statement of Operations for the 24 weeks ended June 14, 2013, we recorded after-tax Europe Rescission Adjustments of $7 million, which included an $18 million pre-tax increase in Sale of vacation ownership products revenues, pre-tax increases of $6 million and $2 million in Cost of vacation ownership products expense and Marketing and sales expense, respectively, associated with the change in revenues from the Sale of vacation ownership products, and a $3 million increase in the Provision for income taxes associated with the change in Income before income taxes.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain charges and Europe Rescission Adjustments as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability, certain charges and Europe Rescission Adjustments to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA calculation (which previously adjusted for consumer financing interest expense), we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. Beginning with the third quarter of 2013, we report consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as presented in these schedules is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted presented prior to the third quarter of 2013.

We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use it, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, which reflects additional adjustments for certain charges, gains and Europe Rescission Adjustments, as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments with results from other vacation ownership companies.

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results. We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow presented prior to the fourth quarter of 2013, and adjusted free cash flow presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow, as adjusted presented prior to the fourth quarter of 2013.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow, which reflects additional adjustments for organizational and separation related, litigation, and other cash charges, as referred to in the discussion of Adjusted Net Income above. We evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, excluding the impact of organizational and separation related, litigation, and other cash charges. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

	(Unaudited) June 20, 2014	January 3, 2014
ASSETS
Cash and cash equivalents	$170	$200
Restricted cash (including $21 and $34 from VIEs, respectively)	42	86
Accounts and contracts receivable (including $4 and $5 from VIEs, respectively)	121	109
Vacation ownership notes receivable (including $621 and $719 from VIEs, respectively)	920	970
Inventory	826	870
Property and equipment	215	254
Other	116	143

Total Assets	$2,410	$2,632

LIABILITIES AND EQUITY
Accounts payable	$75	$129
Advance deposits	55	48
Accrued liabilities (including $0 and $1 from VIEs, respectively)	168	185
Deferred revenue	19	19
Payroll and benefits liability	67	82
Liability for Marriott Rewards customer loyalty program	100	114
Deferred compensation liability	39	37
Mandatorily redeemable preferred stock of consolidated subsidiary	40	40
Debt (including $566 and $674 from VIEs, respectively)	570	678
Other	45	31
Deferred taxes	58	60

Total Liabilities	1,236	1,423

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 35,878,433 and 35,637,765 shares issued, respectively	—	—
Treasury stock - at cost; 2,175,224 and 505,023 shares, respectively	(115)	(26)
Additional paid-in capital	1,129	1,130
Accumulated other comprehensive income	23	23
Retained earnings	137	82

Total Equity	1,174	1,209

Total Liabilities and Equity	$2,410	$2,632

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	24 weeks ended
	June 20, 2014	June 14, 2013
OPERATING ACTIVITIES
Net income	$55	$49
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9	11
Amortization of debt issuance costs	3	3
Provision for loan losses	15	18
Share-based compensation	6	6
Gain on disposal of property and equipment, net	(2)	(1)
Deferred income taxes	(5)	(1)
Impairment charges	1	1
Net change in assets and liabilities:
Accounts and contracts receivable	(12)	(1)
Notes receivable originations	(104)	(100)
Notes receivable collections	137	148
Inventory	37	22
Other assets	27	—
Accounts payable, advance deposits and accrued liabilities	(56)	(83)
Liability for Marriott Rewards customer loyalty program	(14)	(25)
Deferred revenue	—	(10)
Payroll and benefit liabilities	(15)	(7)
Deferred compensation liability	2	(8)
Other liabilities	15	12
Other, net	(1)	—

Net cash provided by operating activities	98	34

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(3)	(7)
Decrease in restricted cash	44	4
Dispositions, net	33	3

Net cash provided by investing activities	74	—

FINANCING ACTIVITIES
Borrowings from securitization transactions	23	111
Repayment of debt related to securitization transactions	(131)	(142)
Borrowings on Revolving Corporate Credit Facility	—	25
Repayment of Revolving Corporate Credit Facility	—	(25)
Purchase of treasury stock	(89)	2
Proceeds from stock option exercises	1	—
Payment of withholding taxes on vesting of restricted stock units	(6)	(4)

Net cash used in financing activities	(202)	(33)

Effect of changes in exchange rates on cash and cash equivalents	—	—
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(30)	1
CASH AND CASH EQUIVALENTS, beginning of period	200	103

CASH AND CASH EQUIVALENTS, end of period	$170	$104